Exhibit 99.1

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION
FSD CAUSE NO: 0008 OF 2024 (JAJ)
IN THE MATTER OF THE COMPANIES ACT (2023 REVISION)
AND IN THE MATTER OF ROSE HILL ACQUISITION CORPORATION

TAKE NOTICE that a petition for an order that Rose Hill Acquisition Corporation (company registration number 373648) whose registered office is situated at PO Box 1348, 94 Solaris Avenue, Camana Bay, Cayman Islands (the “Company”) be put into liquidation and wound up in accordance with the provisions of the Companies Act has been presented to the Grand Court of the Cayman Islands.

The petition was presented by the Company. Copies of the petition and supporting affidavits may be obtained free of charge from the petitioner’s attorneys, Campbells LLP, whose address for service is at Floor 4, Willow House, Cricket Square, PO Box 884, George Town, Grand Cayman, KY1-9010, Cayman Islands or in the alternative, may be contacted by email at PKennedy@campbellslegal.com (ref PK/NL/42782).

The petition seeks an order that Michael Ian Green and Grant Michael Hiley of Deloitte & Touche LLP, 60 Nexus Way, 8th Floor, Camana Bay, PO Box 1787, Grand Cayman, KY1-1109, Cayman Islands be appointed as joint official liquidators of the Company.

AND FURTHER TAKE NOTICE that the hearing of the petition will take place on 5 February 2024 at the Law Courts, George Town, Grand Cayman at 10.00am. Any creditor or shareholder of the Company may be heard on the question of whether or not a winding up order should be made and, if a winding up order is made, who should be appointed as official liquidator(s) of the Company. Any creditor or shareholder who opposes the appointment of Michael Ian Green and Grant Michael Hiley must nominate an alternative qualified insolvency practitioner(s) who consents to act and has sworn an affidavit complying with the requirements of the Companies Winding Up Rules, Order 3, rule 4.